   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 30, 1999

                                                      REGISTRATION NO. 333-91359
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                               AMENDMENT NO. 2 TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

         METRICOM, INC.               METRICOM FINANCE, INC.
  (EXACT NAME OF REGISTRANT AS     (EXACT NAME OF REGISTRANT AS
     SPECIFIED IN ITS CHARTER)      SPECIFIED IN ITS CHARTER)
            DELAWARE                         DELAWARE
    (STATE OF INCORPORATION)         (STATE OF INCORPORATION)
           77-0294597                       77-0529272
(I.R.S. EMPLOYER IDENTIFICATION  (I.R.S. EMPLOYER IDENTIFICATION
               NO.)                            NO.)

                             980 UNIVERSITY AVENUE
                        LOS GATOS, CALIFORNIA 95030-2375
                                 (408) 399-8200
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)

                              TIMOTHY A. DREISBACH
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 METRICOM, INC.
            980 UNIVERSITY AVENUE, LOS GATOS, CALIFORNIA 95030-2375
                                 (408) 399-8200
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:

                  KENNETH L. GUERNSEY                                       JEREMY W. DICKENS
                    CYDNEY S. POSNER                                    WEIL, GOTSHAL & MANGES LLP
                 LAURA RANDALL WOODHEAD                                      767 FIFTH AVENUE
                   COOLEY GODWARD LLP                                    NEW YORK, NEW YORK 10153
             ONE MARITIME PLAZA, 20TH FLOOR                                   (212) 310-8000
            SAN FRANCISCO, CALIFORNIA 94111
                     (415) 693-2000

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
      From time to time after the registration statement becomes effective

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
TITLE OF EACH CLASS OF SECURITIES                                   PROPOSED MAXIMUM                AMOUNT OF
TO BE REGISTERED                                                    OFFERING PRICE(1)          REGISTRATION FEE(2)
--------------------------------------------------------------------------------------------------------------------
Debt Securities(3)..........................................               (4)                         (4)
--------------------------------------------------------------------------------------------------------------------
Common Stock of Metricom, Inc., $0.001 par value per
  share(5)..................................................               (4)                         (4)
--------------------------------------------------------------------------------------------------------------------
Guarantees of Metricom, Inc. with respect to debt
  securities(6).............................................               (4)                         (4)
--------------------------------------------------------------------------------------------------------------------
         Total..............................................        $1,200,000,000(7)               $333,600
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

(1) The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrants in connection with the issuance by the registrants of the securities registered hereunder.

(2) Calculated pursuant to Rule 457(o) under the Securities Act. The amount of the registration fee was paid in connection with the initial filing of the registration statement.

(3) Subject to note 7 below, there is being registered hereunder, by Metricom, Inc. and Metricom Finance, Inc., an indeterminate principal amount of their debt securities as may be sold, from time to time, by either of the registrants. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount at maturity as shall result in aggregate gross proceeds to the registrants not to exceed $1.2 billion less the gross proceeds attributable to any securities previously issued pursuant to this registration statement.

(4) Not required to be included in accordance with General Instruction II.D. of Form S-3.

(5) Subject to note 7 below, there is being registered hereunder, solely by Metricom, Inc., an indeterminate number of shares of common stock of Metricom, Inc. as may be sold from time to time.

(6) Subject to note (7) below, there is being registered hereunder an indeterminate principal amount of Guarantees of Metricom. Inc. with respect to the obligation of Metricom Finance, Inc. under such debt securities as may be sold, from time to time, as to which Metricom Finance, Inc. will be a co-issuer and co-obligor. Under the Guarantees, the obligation of Metricom Finance, Inc. under the debt securities will be fully and unconditionally guaranteed by Metricom, Inc. as described more fully in the registration statement.

(7) Except as permitted by Rule 462 under the Securities Act, in no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $1.2 billion. The securities registered hereunder may be sold separately or as units with other securities registered hereunder.

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS


                                 $1,200,000,000

                                 METRICOM, INC.


                                     [LOGO]




                                  COMMON STOCK
                                DEBT SECURITIES
                         GUARANTEES OF DEBT SECURITIES

                             METRICOM FINANCE, INC.
                                DEBT SECURITIES
          GUARANTEED AS SET FORTH IN THIS PROSPECTUS BY METRICOM, INC.

      Metricom, Inc. may offer shares of common stock from time to time at prices and on terms to be determined by market conditions at the time it makes the offer. Metricom and Metricom Finance, Inc., a wholly-owned subsidiary of Metricom, referred to as Finance, may, as co-issuers and co-obligors, offer one or more series of debt securities from time to time at prices and on terms to be determined by market conditions at the time of the offering. The obligation of Finance under these securities will be fully and unconditionally guaranteed by Metricom as set forth in this prospectus. We will provide the specific terms of each series of debt securities in supplements to this prospectus. Before you invest in the securities, you should carefully read this prospectus and the prospectus supplement related to the securities offered.


      Metricom's common stock is traded on the Nasdaq National Market under the symbol "MCOM." On December 29, 1999, the last reported sale price of the common stock on the Nasdaq National Market was $80 5/8 per share.

                            ------------------------

 THE SECURITIES WE MAY OFFER INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS"
                             COMMENCING ON PAGE 5.
                            ------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE
ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                            ------------------------

      If we sell the securities through agents or underwriters, we will include their names and the fees, commissions and discounts they will receive, as well as the net proceeds to us, in the applicable prospectus supplement.


                The date of this prospectus is December 30, 1999

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Prospectus Summary....................    3
Risk Factors..........................    5
Forward-Looking Information...........    5
Deficiency of Earnings to Fixed
  Charges.............................    5
Use of Proceeds.......................    5
Description of Debt Securities........    6

                                        PAGE
                                        ----
Description of Capital Stock..........   16
Plan of Distribution..................   19
Legal Matters.........................   19
Experts...............................   19
Where You Can Get More Information....   20

                           -------------------------

      No dealer, sales person or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

      Metricom(R) and Ricochet(R) are Metricom trademarks. Trade names and trademarks of other companies appearing in this prospectus are the property of their respective holders.

                               PROSPECTUS SUMMARY

      The following is a summary of Metricom's business. This summary highlights selected information from this prospectus and does not contain all the information that may be important to you. To understand the terms of the securities, you should read this prospectus with the accompanying prospectus supplement carefully. Together, these documents describe the specific terms of the securities we are offering. You should also carefully read the section entitled "Risk Factors" in this prospectus and the accompanying prospectus supplement and the documents identified under the caption "Where You Can Get More Information." References to "Metricom" refer to Metricom, Inc. and references to "Finance" refers to Metricom Finance, Inc. Unless the context requires otherwise, references to "we," "us" or "our" refer to Metricom and Finance, collectively.

      Metricom is a leading provider of mobile wireless data access to corporate networks and the Internet. Metricom has designed its new high speed service, marketed under the Ricochet(R) brand name, to meet the needs of the growing number of professionals who require full access to their corporate networks and the Internet while away from the office. Metricom's service will also appeal to consumers who desire high-speed mobile access to the Internet. Simply by attaching a wireless modem to a laptop computer or personal electronic device, users can access their corporate networks and the Internet whenever they want and wherever they are within Metricom's coverage areas.

      Metricom was incorporated in California in December 1985 and reincorporated in Delaware in April 1992. Its principal office is located at 980 University Avenue, Los Gatos, California 95030-2375. Its telephone number at that location is (408) 399-8200, and its Web sites are located at www.metricom.com and www.ricochet.net. Information contained on these Web sites does not constitute part of this prospectus.

      Finance is a wholly owned subsidiary of Metricom, newly formed for the purpose of allowing Metricom to consummate a holding company reorganization. A holding company reorganization is a transaction effected either as a result of the transfer of all or substantially all of Metricom's assets to Finance, the merger of a wholly owned subsidiary of Finance with Metricom, or a merger of Metricom into a single-member limited liability company owned by Finance, after which the debt securities will become solely the obligation of a holding company.

                          THE SECURITIES WE MAY OFFER

      Metricom may offer shares of its common stock, and Metricom and Finance may offer various series of debt securities, with a total value of up to $1.2 billion, from time to time, under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

      - designation or classification;

      - aggregate principal amount or aggregate offering price;

      - maturity, if applicable;

      - rates and times of payment of interest or dividends, if any;

      - redemption, conversion or sinking fund terms, if any;

      - voting or other rights, if any;

      - conversion prices, if any; and

      - important federal income tax considerations.

      The prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. THIS PROSPECTUS MAY NOT BE USED TO COMPLETE ANY SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

      We may sell the securities directly to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

      - the names of those agents or underwriters;

      - applicable fees, discounts and commissions, to be paid to them; and

      - the net proceeds to us.

      Common Stock. Metricom may issue its common stock from time to time. Holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, except those matters that are submitted solely to a vote of the holders of preferred stock. Subject to any preferences of outstanding shares of preferred stock, holders of common stock are entitled to dividends when and if declared by the board of directors.

      Debt Securities. We may offer debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with all of our other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing that debt, to all of our senior indebtedness. Convertible debt securities will be convertible into Metricom's common stock. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

      The debt securities will be issued under indentures between us and Bank One Trust Company, N.A., referred to as Bank One, as trustee. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the prospectus supplements related to the series of debt securities being offered, as well as the complete indentures, which contain the terms of the debt securities. The indentures have been filed as exhibits to the registration statement of which this prospectus is a part.

      Guarantees. Metricom will fully and unconditionally guarantee the obligations of Finance under the debt securities. Each guarantee with respect to senior debt securities will constitute part of Metricom's senior debt. Each guarantee with respect to subordinated debt securities will be subordinated to Metricom's senior indebtedness on the same basis as the applicable security. Upon the completion of a holding company reorganization, that guarantee automatically, and without further notice to or action by the holders of the debt securities, will be released entirely and will cease to be of any force and effect. After that time, all references in the indenture and any supplemental indentures to an obligor of the debt securities will refer only to the holding company.

                                  RISK FACTORS

      The prospectus supplement applicable to each type or series of securities we offer will contain a discussion of risks applicable to an investment in Metricom and/or Finance and to the particular types of securities that we are offering under that supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the caption "Risk Factors" in the applicable prospectus supplement, together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in the registration statement of which this prospectus is a part.

                          FORWARD-LOOKING INFORMATION

      This prospectus contains forward-looking statements, within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the current expectations that we have about Metricom and its industry. Words such as "expect," "anticipate," "estimate," "believe," "intend," "plan" and other similar expressions are used to identify some forward-looking statements, but not all forward-looking statements include these words. Some of these forward-looking statements relate to commercial acceptance of Metricom's service and the holding company reorganization. All forward-looking statements involve risks and uncertainties. Metricom's actual results may differ significantly from our expectations and from the results expressed in or implied by these forward-looking statements. The section captioned "Risk Factors" that appears in Metricom's annual report on Form 10-K, as amended, for the year ended December 31, 1998 and Metricom's current report on Form 8-K filed with the SEC on July 9, 1999, as well as the section captioned "Risk Factors" that will appear in prospectus supplements accompanying this prospectus describe some, but not necessarily all, of the factors that could cause these differences. We urge you to read those sections carefully. Except as may be required by law, we undertake no obligation to publicly update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

                    DEFICIENCY OF EARNINGS TO FIXED CHARGES

      Metricom's earnings were insufficient to cover fixed charges during each of the periods described below. For the purpose of these calculations, "earnings" consist of income before taxes, plus fixed charges, and "fixed charges" consist of interest expense incurred and the portion of rental expense deemed by Metricom to be representative of the interest factor of rental payments under leases.

                                                                                            NINE MONTHS
                                                             YEAR ENDED                        ENDED
                                                            DECEMBER 31,                   SEPTEMBER 30,
                                              -----------------------------------------    --------------
                                              1994     1995     1996     1997     1998     1998     1999
                                              -----    -----    -----    -----    -----    -----    -----
                                                  (DOLLARS IN MILLIONS) (UNAUDITED)
Deficiency of earnings to fixed charges.....  $11.7    $23.5    $39.3    $59.3    $84.2    $45.9    $48.2

                                USE OF PROCEEDS

      Unless otherwise described in a prospectus supplement, we will use the net proceeds from the offering of the securities for deployment and commercialization of Metricom's network and for other general corporate purposes, principally working capital, funding operating losses and capital expenditures and operating expenses related to Metricom. When we offer a particular type or series of securities, the prospectus supplement relating to those securities will describe our intended use of the net proceeds we will receive from the sale of those securities. Unless otherwise described in a prospectus supplement, pending application for specific purposes, the net proceeds of any offering of securities may be invested in short-term investments and marketable securities.

                         DESCRIPTION OF DEBT SECURITIES


      We may offer the debt securities from time to time as either senior or subordinated debt or as senior or subordinated convertible debt. We will issue senior debt securities under an indenture between us, as joint and several obligors, and Bank One, as trustee. We will issue subordinated debt securities under another indenture between us, as joint and several obligors, and Bank One, as trustee. The terms of the indentures are also governed by the provisions of the Trust Indenture Act. The following is a summary of the material provisions of the debt securities; however, we urge you to review the senior debt indentures and the subordinated debt indenture, which are filed as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information." Unless the context requires otherwise, whenever we refer to the indentures, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities. In this description, the phrases "we," "our" and similar terms refer only to Metricom and Finance as co-obligors and not to any future subsidiaries that Metricom, Inc. may create or acquire.


GENERAL

      The indentures allow us to issue debt securities in series up to the aggregate amount we authorize from time to time for each series. We will describe the following terms of the debt securities, to the extent those terms are applicable, and other information that we consider relevant relating to a particular series of debt securities in a prospectus supplement:

      - the designation and title of the debt securities;

      - the classification of those securities as senior or subordinated debt securities;

      - the aggregate principal amount, or principal amount at maturity, as applicable, of the debt securities;

      - the percentage of the principal amount, or principal amount at maturity, as applicable, at which we will issue and sell the debt securities;

      - the date or dates on which the debt securities will mature;

      - the rate or rates per annum, if any, which may be fixed or variable, at which the debt securities will bear or accrete interest, or the method of determination of the interest rate or rates;

      - the times and places at which the interest, if any, will be payable;

      - provisions for sinking, purchase or other analogous funds, if any;

      - the date or dates or particular events, if any, after which we may, or must, redeem the debt securities, as well as the redemption price or prices;

      - the date or dates or particular events, if any, after which we must offer to repurchase the debt securities from their holders, as well as the repurchase price or prices;

      - the date or the dates, if any, after which the holders may convert the debt securities into shares of our common stock and the terms for that conversion; and

      - any other material terms of, including any covenants or defined terms applicable to, the debt securities.

      We will pay the principal, premium, if any, and interest, if any, on debt securities by wire transfer of immediately available funds to the holder of any debt securities held in global form and at the office of the trustee maintained for that purpose with respect to any certificated notes. With respect to certificated debt securities, we may pay interest, if any, at our option by check mailed to the address of the person entitled to payment as it appears in our security register or by wire transfer of immediately available funds in accordance with instructions provided by the registered holders of certificated debt securities. Debt securities will be transferable at the office of the trustee maintained for that purpose.

      We may issue debt securities in registered form and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples of $1,000. We may also issue debt securities in book-entry form, without certificates. We will describe the procedures relating to an issue of book-entry debt securities in the prospectus supplement relating to those debt securities. We will not require a service charge for any transfer or exchange of the debt securities, but we or the trustee may require payment of a sum sufficient to cover any transfer tax or other similar government charge payable in connection with a transfer or exchange.

      We may issue debt securities under the indentures at a substantial discount from their stated principal amount at maturity. We will describe any United States federal income tax consequences and other considerations applicable to debt securities issued with "original issue discount" in the prospectus supplement relating to those debt securities.

METRICOM FINANCE, INC.

      Finance is a wholly owned subsidiary of Metricom, newly formed for the purpose of allowing Metricom to consummate a holding company reorganization. Although, at the time the notes are issued, there will not be any debt senior in right of payment to the notes, given our growth plans, we believe it is possible that we may desire to incur senior indebtedness and that the senior lender may desire that the notes be both contractually and structurally subordinated to the senior indebtedness. In anticipation of that possibility, the notes expressly provide that, subject to specified constraints designed to assure no materially adverse tax consequences to either the holders of the notes or to the obligors under the notes, we can reorganize our assets and liabilities to accommodate this type of senior indebtedness.

      A holding company reorganization is a transaction after which, all or substantially all our assets and operations will be owned and operated by a subsidiary corporation or limited liability company wholly owned by a holding company, and the holding corporation will remain as the sole obligor in respect of the notes. We currently expect that this type of reorganization of our operations may be effected either as a result of the transfer of all or substantially all of our assets to Finance, the merger of a wholly owned subsidiary of Finance with Metricom, or a merger of Metricom into a single-member limited liability company owned by Finance, after which the debt securities will become solely the obligation of a holding company. That holding company will have no material assets other than the capital stock of its subsidiaries. If Metricom completes a holding company reorganization, the debt securities will be effectively junior to all of the liabilities, including credit facilities, other indebtedness and trade payables that the holding company's subsidiaries may incur, all of which subsidiary debt also could be secured by liens. Metricom does not currently intend to undertake a holding company reorganization; however, because of Metricom's ambitious growth plans and in order to preserve its flexibility to create a corporate structure that may facilitate its ability to raise additional capital in the future, Metricom anticipates the possibility of a change in that current plan and has structured the debt securities to allow it to reorganize if it chooses to do so.

      Prior to completing a holding company reorganization, Finance will not have any operations or any material assets and will not have any revenues. As a result, prospective investors should not expect Finance to contribute to the amounts required to be paid on the debt securities. Moreover, Metricom has fully and unconditionally guaranteed the obligations of Finance with respect to the debt securities solely for the purpose of enabling Metricom and Finance to register the debt securities, as co-obligors, on the registration statement of which this prospectus is a part. Upon the completion of a holding company reorganization, the notes will, by their terms, be the obligation solely of a holding company, meaning a company the only asset of which is the stock or an ownership interest in either a corporate subsidiary (or subsidiaries) or a limited liability company, and the guarantee automatically, and without further notice to or action by the holders of the debt securities, will be released entirely and will cease to be of any force and effect. After that time, all references in the indenture and any supplemental indentures to an obligor of the debt securities will refer to the holding company.

LIMITATIONS ON ACTIVITIES OF FINANCE

      Prior to the consummation of a holding company reorganization, neither Finance nor any wholly owned subsidiary of Finance formed solely for the purpose of consummating the holding company reorganization will:

      - hold any material assets;

      - consolidate or merge with or into any other entity or person, other than in connection with the holding company reorganization;

      - become liable or pay for any indebtedness or other obligations; provided, however, that Finance may:

      - become liable for or pay for its obligations under the indenture, the supplemental indentures and the debt securities;

      - become liable for or pay for any judgments;

      - be a co-obligor with respect to indebtedness if Metricom is also an obligor of that indebtedness and the net proceeds of that indebtedness are received by Metricom or one or more of its restricted subsidiaries other than Finance; or

      - engage in any business activities other than incident to maintaining its corporate existence or consummating a holding company reorganization.

      Upon consummation of the holding company reorganization, the obligation of Finance with respect to the debt securities will automatically be extinguished and only Metricom will continue as the sole obligor on the debt securities, if the holding company reorganization is completed by Metricom's contribution of its assets to Finance. Metricom's obligation with respect to the debt securities will automatically be extinguished and only Finance will continue as the sole obligor on the debt securities, if the holding company reorganization is completed by a merger of a subsidiary of Finance with Metricom. In connection with the completion of a holding company reorganization, the trustee shall, at the request of either obligor, enter into a supplemental indenture to evidence the release of Metricom or Finance, as the case may be, from its obligations on the debt securities and to evidence the release of Metricom's guarantee of the obligations of Finance with respect to the debt securities.

CONVERSION RIGHTS

      The prospectus supplement will describe, if applicable, the terms on which the holders may convert debt securities into common stock. The conversion may be mandatory or may be at the option of the holder of debt securities. The prospectus supplement will describe how the number of shares of common stock to be received upon conversion would be calculated.

MERGER, CONSOLIDATION AND SALE OF ASSETS

      Unless we provide otherwise in the prospectus supplement relating to a particular series of debt securities, the indentures will not permit us to consolidate with or merge into any other person or sell, convey, transfer or lease all or substantially all of our properties and assets as an entirety to any person, unless:

      - the person formed by the consolidation or into which we are merged, or the person that acquires our properties and assets by sale, conveyance or transfer or which leases our properties and assets substantially as an entirety:

        - is a corporation, validly existing under the laws of the United States of America, any state of the United States, or the District of Columbia, and

        - expressly assumes, by a supplemental indenture, executed and delivered to the trustee, in form reasonably satisfactory to the trustee, our obligations for the due and punctual payment of the principal of, premium, if any, and interest on all the debt securities and the performance and observance of every covenant of the indentures;

      - immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing with respect to the applicable debt securities; and

      - the person formed by the consolidation or surviving the merger or acquiring or leasing our properties and assets delivers an officers' certificate and an opinion of counsel to the trustee, each stating that the consolidation, merger, conveyance, transfer or lease and the supplemental indenture comply with these provisions of the indentures and that all conditions precedent provided for under the indentures that relate to the transaction have been satisfied.

      These provisions apply only to a merger or consolidation in which we are not the surviving corporation and to sales, conveyances, leases and transfers by us as transferor or lessor. We use the term "person" to mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision of a government entity.

      The indentures also provide that, upon completion of any of the transactions described above in accordance with the preceding paragraphs, the person formed by the consolidation or surviving the merger or acquiring or leasing our properties and assets will be substituted for us and will succeed to, and may exercise, all of our rights and powers under the indentures with the same effect as if that person had been named as the obligor under the indentures. Also, upon completion of any of these transactions, except in the case of a lease, we will be discharged from all our obligations and covenants under the indentures and the debt securities.


      Notwithstanding the foregoing provisions, nothing in this "Merger, Consolidation or Sale of Assets" covenant will prohibit us from completing the holding company reorganization, provided that the completion of that transaction is solely for the purpose of effecting the holding company reorganization and not for the purpose of circumventing any other provision of the indenture or any supplemental indentures.


EVENTS OF DEFAULT

      Unless we provide otherwise in the prospectus supplement relating to a particular series of debt securities, the following will be events of default under the indentures:

             (1) default in the payment of interest on any debt securities when the interest becomes due and payable, if the default continues for 30 days; or

             (2) default in the payment of the principal of, or premium, if any, on, any debt securities of that series at its maturity or upon any redemption; or

             (3) default in the deposit of any sinking fund payment when and as due pursuant to the terms of the debt securities of that series and the indentures and such default shall continue for a period of 30 days; or

             (4) default in the performance, or breach, of any covenant or warranty in the indentures, other than a default in the performance, or breach, of a covenant or warranty that is specifically dealt with elsewhere under this "events of default" section, if the default or breach continues for 60 days after the trustee or the holders of at least 25% in principal amount, or principal amount at maturity, as applicable, deliver a written "notice of default" to us specifying the default or breach and requiring it to be remedied; or

             (5) the entry of a decree or order by a court with appropriate jurisdiction adjudging us bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition with regard to us under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator, or other similar official with regard to us or any substantial part of our property, or ordering the winding up or liquidation of our affairs, if such a decree or order continues unstayed and in effect for a period of 60 consecutive days; or

             (6) our institution of proceedings to be adjudicated bankrupt or insolvent, or our consent to the institution of bankruptcy or insolvency proceedings against us, or our filing of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal or state law, or our consent, to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, or other similar official regarding us or of any substantial part of our property, or our making of an assignment for the benefit of creditors; or

             (7) any other event of default provided with respect to debt securities of that series.

      In each case, "default" means any event which is, or after notice or passage of time or both would be, an event of default.

      Unless we provide otherwise in the prospectus supplement relating to a particular series of debt securities, if an event of default described in clause
(1), (2), (3), (4) or (7) above occurs and is continuing, then in every case the trustee or the holders of not less than 25% in principal amount, or principal amount at maturity, as applicable, of the outstanding debt securities of that series may declare the principal amount or, if the debt securities of that series are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series, of all of the debt securities of that series to be due and payable immediately, by a notice in writing to us, and to the trustee if given by holders, and upon any declaration the principal amount or specified portion of the principal amount will become immediately due and payable. If an event of default described in clause (5) or
(6) above occurs and is continuing, then the principal amount of all the debt securities will automatically be immediately due and payable without any declaration or other act on the part of the trustee or any holder of those debt securities.

      At any time after a declaration of acceleration with respect to debt securities of any series or all series, as applicable, has been made, the holders of a majority in principal amount, or principal at maturity, as applicable, of the outstanding debt securities of that series, or of all series, as the case may be, by written notice to us and the trustee, may rescind and annul the declaration and its consequences if the rescission would not conflict with any judgment or decree and if all existing events of default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. Such a rescission will not affect any subsequent default or impair any right consequent to a subsequent rescission.

      Except as otherwise provided in each indenture, or any supplement thereto, the holders of not less than a majority in principal amount, or principal amount at maturity, as applicable, of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of such series, waive any past default, described in clause (1), (2), (3), (4) or (7) of the first paragraph of this section, or, in the case of a default described in clause (5) or (6) of the first paragraph of this section, the holders of not less than a majority in principal amount, or principal amount at maturity, as applicable, of all outstanding debt securities may waive any such past default, and its consequences, except a default:

      - respect of the payment of the principal of, or premium, if any, on, or interest on any debt security, or

      - in respect of a covenant or provision which under the indentures cannot be modified or amended without the consent of the holders of all or more than a majority in principal amount, or principal amount at maturity, as applicable, of the outstanding debt security of the affected series.

      A default will cease to exist upon a waiver and any event of default arising from that default will be deemed to have been cured for every purpose of the indentures, but the waiver will not extend to any subsequent or other default or event of default.

      Except to enforce the right to receive payment of principal, premium, if any, or interest on any debt security, no holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indentures, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless:

      - that holder has previously given written notice to the trustee of a continuing event of default with respect to the debt securities of that series;

      - the holders of not less than 25% in principal amount, or principal amount at maturity, as applicable, of the outstanding debt securities of that series in the case of any event of default under clause (1), (2),
        (3), (4) or (7) of the first paragraph of this section, or, in the case of any event of default described in clause (5) or (6) of the first paragraph of this section, the holders of not less than 25% in principal amount, or principal amount at maturity, as applicable, of all outstanding debt securities delivers a written request to the trustee to institute proceedings in respect of the event of default in its own name as trustee under each of the indentures;

      - that holder or holders offer the trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with the request to institute proceedings;

      - the trustee fails to institute a proceeding for 60 days after receiving the notice, request and offer of indemnity; and

      - no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of at least a majority in principal amount, or principal amount at maturity, as applicable, of the outstanding debt securities of that series in the case of any default under clause (1), (2), (3), (4) or (7) of the first paragraph of this section, or, in the case of any event of default described in clause (5) or (6) of the first paragraph of this section, by the holders of at least a majority in principal amount, or principal amount at maturity, as applicable, of all outstanding debt securities.

      During the existence of an event of default, the trustee must exercise the rights and powers vested in it under either indenture in good faith. Subject to the provisions of the indentures relating to the duties of the trustee, in case an event of default occurs and is continuing, the trustee under the indentures is not under any obligation to exercise any of its rights or powers under the indentures at the request or direction of any of the holders unless these holders offer the trustee reasonable indemnity. Subject to provisions of the indentures concerning the rights of the trustee, with respect to the debt securities of any series, the holders of not less than a majority in principal amount, or principal amount at maturity, as applicable, of the outstanding debt securities of that series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee under the indentures.

      Within 90 days after the occurrence of any default with respect to debt securities of any series, the trustee will transmit notice of any default known to it to the holders of the affected debt securities in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, unless the default is cured or waived; however, except in the case of a default in the payment of the principal of, or premium, if any, on, or interest on any debt securities of that series, or in the payment of any sinking fund installment with respect to debt securities of that series, the trustee will be protected in withholding that notice if and so long as the trustee in good faith determines that the withholding of that notice is in the interest of the holders of debt securities of that series.

      We are required to deliver a brief certificate of our compliance with all of the conditions and covenants under the indentures to the trustee within 120 days after the end of each fiscal year.

DEFEASANCE OR COVENANT DEFEASANCE

      We may, at our option and at any time, terminate our obligations with respect to the outstanding debt securities of any series, referred to as "defeasance." Defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities, except for the following provisions, which will survive until otherwise terminated or discharged under the indentures:

      - the rights of holders of the outstanding debt securities

        - to receive, solely from the trust fund described in the indentures, payments in respect of the principal of, and premium, if any, on, and interest on those debt securities when those payments are due, and

        - to receive shares of common stock or other securities from us upon conversion of any convertible debt securities issued thereunder;

      - our obligations to issue temporary debt securities, register the transfer or exchange of any debt securities, replace mutilated, destroyed, lost or stolen debt securities, maintain an office or agency for payments in respect of the debt securities and, if we act as our own paying agent, hold in trust, money to be paid to the persons entitled to payment, and with respect to "additional amounts," if any, on those debt securities as contemplated in the indentures;

      - the rights, powers, trusts, duties and immunities of the trustee under the indentures; and

      - the defeasance provisions of the indentures.

      In addition, we may, at our option and at any time, elect to terminate our obligations with respect to selected covenants that are set forth in the indentures and any omission to comply with those obligations will not constitute a default or an event of default with respect to the debt securities, referred to as "covenant defeasance."

      In order to exercise either defeasance or covenant defeasance:

      - we must irrevocably deposit or cause to be deposited with the trustee, in trust, for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the applicable debt securities,

        - money, or

        - Government Obligations that mature not later than one day before the due date of any payment of principal, premium, if any, and interest, under the applicable debt securities, or

        - a combination of money and Government Obligations as described immediately above,

      - the money or Government Obligations, or both, must in any case, be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge

        - the principal of, and any premium and all installments of interest on, the outstanding debt securities on the stated maturity date (or any redemption date that we select, if applicable), and

        - any mandatory sinking fund payments or analogous payments applicable to the outstanding debt securities on the day on which those payments are due and payable; however, we must deliver to the trustee irrevocable instructions to apply the money or the proceeds of the Government Obligations to the payments required to be made with respect to those debt securities;

        - the defeasance or covenant defeasance of the debt securities will not result in a breach or violation of, or constitute a default under, the indentures or any other material agreement or instrument to which we are a party or by which we are bound;

        - we must effect the defeasance or covenant defeasance of the debt securities in compliance with any additional or substitute terms, conditions or limitations set forth in the prospectus supplement relating to a particular series of debt securities; and

        - we must deliver an officers' certificate and an opinion of counsel to the trustee, each stating that all conditions precedent under the indentures to either defeasance or covenant defeasance, as the case may be, have been satisfied.

      "Government Obligations" means direct obligations, or certificates representing an ownership interest in such obligations, of the United States, including any agency or instrumentality of the United States, for the payment of which the full faith and credit of the United States is pledged and which are not callable or redeemable at the issuer's option.

      Before we make a deposit to effect a defeasance or covenant defeasance of the debt securities, we may give to the trustee, in accordance with the redemption provisions in the indentures, a notice of our election to redeem all or any portion of the outstanding debt securities at a future date in accordance with the terms of the debt securities of that series and the redemption provisions of the indentures, which notice must be irrevocable. If we deliver such an irrevocable redemption notice, it will be given effect in applying the foregoing.

      With respect to subordinated debt securities, money and securities held in trust pursuant to the defeasance and covenant defeasance provisions of the indentures, will not be subject to the subordination provisions of the subordinated indenture.

SATISFACTION AND DISCHARGE

      The indentures will, upon a written request or order signed by one of our designated officers and delivered to the trustee, cease to be of further effect with respect to any series of debt securities, except as to any surviving rights of registration of transfer or exchange or conversion of debt securities of that series expressly provided for, and the trustee will be required to execute proper instruments acknowledging satisfaction and discharge of such indenture as to that series when either:

      - we have delivered to the trustee for cancellation all debt securities of that series previously authenticated and delivered, other than:

        - debt securities that have been destroyed, lost or stolen and which have been replaced or paid, as provided in the indentures, and

        - debt securities for which money sufficient to make all payment on the debt securities has previously been deposited in trust with the trustee or any paying agent or segregated and held in trust by us with any remaining amounts to thereafter be repaid to us, as provided in the indentures, or

      - all debt securities, other than convertible debt securities, of the series:

        - have become due and payable, or

        - will become due and payable at their stated maturity within one year, or

        - if redeemable at our option, are to be called for redemption within one year under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at our expense; and

        we irrevocably deposit or cause to be deposited with the trustee as trust funds in trust an amount of money or Government Obligations sufficient to pay and discharge the entire indebtedness on those debt securities not previously delivered to the trustee for cancellation, including all principal of and any premium and installments of interest to the date of such deposit in the case of debt securities which have become due and payable or to the stated maturity or redemption date of the debt securities, as applicable.

      In addition, in order to satisfy and discharge the securities, we will be required to:

      - pay or cause to be paid all other sums payable under the debt securities by us; and

      - deliver an officers' certificate and an opinion of counsel to the trustee, each stating that all conditions precedent provided for relating to the satisfaction and discharge of the indentures as to such series have been satisfied.

AMENDMENTS AND WAIVERS

      Under the indentures, we and the trustee may at any time and from time to time, without the consent of any holder of debt securities, enter into one or more supplemental indentures to:

      - cure ambiguities, defects or inconsistencies, or to make any other provisions with respect to questions or matters arising under the indentures;

      - effect or maintain the qualification of the indentures under the Trust Indenture Act;

      - secure any debt securities;

      - add covenants for the protection of the holders of debt securities;

      - establish the forms or terms of debt securities of any series;

      - make any other change that does not adversely affect in any material respect the rights under such indenture of the holders of debt securities thereunder;

      - add a guarantee of our payment obligations under the indentures by a subsidiary or other party;

      - evidence the acceptance of appointment by a successor trustee;

      - evidence the succession of another person to us and the assumption by any such successor of our obligations in accordance with the indentures and the debt securities; and


      - evidence the release of any obligations of a co-obligor or guarantor in connection with the holding company reorganization.


Other amendments and modifications of the indentures or the debt securities may be made by us and the trustee with the consent of the holders of not less than a majority of the aggregate principal amount, or principal amount at maturity, as applicable, of all of the then outstanding debt securities of the affected series; however, no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby,

      - change the stated maturity of the principal of, or any installment of interest on, any debt security;

      - reduce the principal amount or the rate of interest or any premium payable upon the redemption of any debt security;

      - change any obligation of us to pay any "additional amounts" contemplated by each indenture (except as contemplated and permitted by certain provisions of the indentures);

      - reduce the accreted amount of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity of the debt securities under the indentures or the amount of the debt securities provable in bankruptcy pursuant to the indentures;

      - adversely affect, after the event giving rise to any right of repayment occurs, any right of repayment at the option of any holder of any debt security, or change any place of payment described in the indentures where any debt security or any premium or the interest thereon is payable;

      - impair the right to institute suit for the enforcement of any payment on or after the stated maturity of the debt securities, or, in the case of redemption or repayment of the debt securities, on or after the redemption date or repayment date, as applicable;

      - adversely affect any right to convert any debt securities as may be provided under the indentures; or

      - reduce the percentage in principal amount, or principal amount at maturity, as applicable, of the outstanding debt securities of any series, the consent of whose holders is required for any such supplemental indenture, for any waiver of compliance with provisions of the indentures or defaults thereunder and their consequences provided for in the indentures.

SENIOR DEBT

      The debt securities that will be senior debt securities will be issued under the senior debt indenture and will rank on an equal basis with all of our other unsecured and unsubordinated debt.

SUBORDINATED DEBT

      The debt securities that will be subordinated debt securities will be issued under the subordinated debt indenture and will be subordinate and junior in right of payment, to the extent and in the manner set forth in the subordinated debt indenture, to all of our "Senior Indebtedness." Unless we provide otherwise in the prospectus supplement relating to a particular series of debt securities, the subordinated debt indenture will define "Senior Indebtedness" as obligations, or obligations guaranteed or assumed by us, for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, and amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligations, other than nonrecourse obligations, the subordinated debt securities or any other obligations specifically designated as not constituting, or as being subordinate in right of payment to, Senior Indebtedness.

      In the event:

      - of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in respect of us or a substantial part of our property, or

      - that a default occurs with respect to the payment of principal of, and any premium or interest on, or other monetary amounts due and payable on any Senior Indebtedness or

      - that there occurs an event of default, other than a default in the payment of principal, and any premium or interest, or other monetary amounts due and payable, with respect to any Senior Indebtedness, permitting the holder or holders of that Senior Indebtedness to accelerate the maturity of that Senior Indebtedness, with notice or lapse of time, or both, and such event of default continues beyond the period of grace, if any, in respect of that default or event of default, and the default or event of default is not cured or waived or ceases to exist, or

      - that the principal of and accrued interest on, or the accreted amount of, the subordinated debt securities is declared due and payable as a result of an event of default of the subordinated debt indenture and that declaration is not rescinded and annulled as provided under the subordinated debt indenture, then the holders of all Senior Indebtedness will be entitled to receive payment, in cash or cash equivalents, of the full amount unpaid on that Senior Indebtedness first, or provision will be made for that payment in money or money's worth, before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal of, and any premium or interest on, the indebtedness evidenced by such subordinated debt securities.

      If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of Senior Indebtedness outstanding as of the end of the most recent fiscal quarter. Moreover, that prospectus supplement will contain more specifically the subordination provisions applicable to the particular series of subordinated debt securities being offered.

GUARANTEES

      The obligations of Finance under the debt securities will be fully and unconditionally guaranteed by Metricom. Each guarantee of Finance's obligations under senior debt securities will constitute part of the senior debt of the Metricom and will rank pari passu with all other unsecured and unsubordinated debt of Metricom. Each guarantee with respect to subordinated debt securities will be subordinated to Metricom's senior indebtedness on the same basis as provided above with respect to the subordination of the relevant subordinated debt securities to senior indebtedness of Finance. Upon completion of a holding company reorganization, the guarantee automatically, and without further notice to or action by the holders of the debt securities, will be released entirely and will cease to be of any force and effect.

GOVERNING LAW

      The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York. The indentures are subject to the provisions of the Trust Indenture Act that are required to be a part thereof and will, to the extent applicable, be governed by such provisions.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

      Metricom has authorized capital stock of 150 million shares of common stock, $0.001 par value per share, and 80 million shares of preferred stock, $0.001 par value per share. As of October 29, 1999, there were 21,982,627 shares of Metricom's common stock and 60 million shares of its preferred stock outstanding.

      Finance has authorized capital stock of 1,000 shares of common stock, $0.001 par value. As of December 22, 1999, 1,000 shares were issued, outstanding and held of record by Metricom.


      Metricom's Restated Bylaws divide its board of directors into three classes as nearly equal in size as possible with staggered three-year terms. Finance's board of directors will be divided into three classes upon the effectiveness of the registration statement, if any, covering a class of equity securities under the Securities Exchange Act of 1934, as amended. The classification of the board of directors could delay or deter a third party from acquiring control of Metricom or Finance.


      Each of Metricom and Finance are currently subject to the provisions of
Section 203 of the Delaware General Corporation Law regulating corporate takeovers. Section 203 prevents certain Delaware corporations, including those whose securities are listed on the Nasdaq National Market, from engaging, under certain circumstances, in a "business combination," which includes a merger or sale of more than 10% of the corporation's assets, with any interested stockholder for three years following the date that the stockholder became an interested stockholder. An interested stockholder is a stockholder who acquired 15% or more of the corporation's outstanding voting stock without the prior approval of the corporation's board of directors. At Metricom's annual meeting of stockholders held on October 15, 1999, its stockholders elected not to be governed by Section 203. The election will become effective 12 months after adoption of the election. Finance's stockholder has made the same election, which election is currently effective.

      The following summaries of certain provisions of our common stock and preferred stock do not purport to be complete and are subject to, and are qualified in their entirely, by the provisions of Metricom's Certificate of Incorporation Restated and Amended and Restated Bylaws and Finance's Certificate of Incorporation, as amended, and Bylaws, which are incorporated by reference into the registration statement of which this prospectus is a part.

COMMON STOCK

      Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available for the payment of dividends at the times and in the amounts that the board of directors may determine from time to time. Except, with regard to Metricom, as discussed below under the caption "Preferred Stock," each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not provided for in Metricom's restated certificate or Finance's certificate, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election (other than directors to be elected solely by the holders of the series of preferred stock). The common stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon a liquidation, dissolution or winding-up, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock and any participating preferred stock outstanding at that time after payment of liquidation preferences, if any, on any outstanding preferred stock and payment of other claims of creditors. Each outstanding share of common stock is, and all shares of common stock to be outstanding upon completion of this offering will be validly issued, fully paid and nonassessable.

      The transfer agent and registrar for Metricom's common stock is Boston Equiserve.

PREFERRED STOCK

      Metricom's Restated Certificate authorizes 80 million shares of preferred stock, of which 36 million shares are designated Series A1 preferred stock, 36 million shares are designated Series A2 preferred stock and 8 million shares are not currently designated. The material terms of the Series A1 and Series A2 preferred stock are summarized below. Metricom's board of directors has the authority to issue the remaining undesignated shares of preferred stock in additional series and to fix the rights, preferences, privileges and restrictions of any new series, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by our stockholders, subject to rights of the holders of outstanding preferred stock. The preferred stock may have the effect of delaying, deferring or preventing a change in our control without further action by Metricom's stockholders and may adversely affect the voting and other rights of the holders of Metricom's common stock, including the loss of voting control of others. Finance's certificate of incorporation does not currently authorize preferred stock.

SERIES A1 AND A2 PREFERRED STOCK OF METRICOM

      Dividends. The holders of shares of each of the Series A1 preferred and Series A2 preferred have the right to receive cumulative dividends payable, at our option, in cash or additional shares of Series A1 preferred or Series A2 preferred, as the case may be, at the annual rate of 6.5% of the original issue price of $10 per share, until November 15, 2002 after which date the right to such cumulative dividends shall terminate, and holders of shares of each of the Series A1 and Series A2 preferred stock shall be entitled to dividends only when, as and if declared by the Board of Directors. Cumulative dividends payable to the holders of Series A1 preferred stock will be prior and in preference to any dividends payable to the holders of common stock and Series A2 preferred stock. Cumulative dividends payable to the holders of Series A2 preferred stock will be prior and in preference to the dividends payable to the holders of common stock.

      Voting Rights. For so long as more than 7.5 million shares of each of the Series A1 preferred and Series A2 preferred are outstanding, the affirmative vote of the holders of at least a majority of the outstanding shares of each of the Series A1 and Series A2 preferred will be required to:

      - amend any provision of our restated certificate that changes the rights and preferences of that series so as to adversely affect the rights of the Series A1 preferred or Series A2 preferred, as the case may be, in a manner different from other classes or series of stock;

      - issue any new class or series of stock ranking senior in liquidation preference or dividends to the Series A1 preferred or Series A2 preferred, as the case may be;

      - issue any debt securities convertible into Metricom's equity securities at a price lower than $10 per share, subject to adjustment for any stock dividend, split, combination or other similar event;

      - redeem or repurchase, under specified circumstances, any series of stock junior to the Series A1 preferred or Series A2 preferred, as the case may be; or

      - declare or pay any dividend on outstanding common stock, subject to specified exceptions.

      In addition, for so long as more than 7.5 million shares of either of the Series A1 preferred or Series A2 preferred are outstanding, the holders of shares of those series of preferred stock, voting as separate classes, will be entitled to elect one member of Metricom's board of directors to represent each series. Holders of outstanding shares of Series A1 preferred may waive this right from time to time and instead designate an observer to attend meetings of the board of directors.

      Liquidation Rights. If Metricom is liquidated, dissolved or wound up, the holders of Series A1 preferred and holders of Series A2 preferred will be entitled to be paid out of Metricom's assets, before any distribution to the holders of common stock, an amount equal to the greater of the original issue price plus accrued but unpaid dividends or the amount the holders would have received if the shares had been converted to common stock. For this purpose, "liquidation" includes:

      - a consolidation, merger or other reorganization in which Metricom's stockholders prior to the transaction own less than 50% of its voting power after such transaction or other transaction or series of transactions to which Metricom is a party in which over 50% of its voting power is transferred; or

      - a sale, lease or other disposition of all or substantially all of Metricom's assets.

      Redemption. On November 15, 2009, Metricom must redeem all outstanding shares of Series A1 and Series A2 preferred. In the event of a change of control or major acquisition by Metricom, each holder of Series A1 and Series A2 preferred will have the right to require Metricom to redeem all, but not less than all, of the shares of preferred stock held by that holder. For purposes of this provision, a "change of control" means an event by which any person or group, other than Vulcan, MCI WorldCom and their respective affiliates:

      - becomes a beneficial owner of more than 30% of Metricom's outstanding equity securities, or

      - acquires the right to elect at least 30% of the board of directors.

      For purposes of this provision, a "major acquisition" means the acquisition by Metricom of more than 50% of the outstanding equity securities or all or substantially all of the assets of any entity, or Metricom's merger with another entity in which Metricom is the surviving entity, in each case, for equity consideration exceeding 25% of Metricom's outstanding equity securities.

      Conversion. Holders of each of the Series A1 and Series A2 preferred have the right to convert their shares into common stock, subject to the limitation that Series A1 preferred shares do not become convertible until May 2002, at which time 25% of the Series A1 preferred stock originally issued will become convertible. Following each six-month period thereafter, an additional 25% of the Series A1 preferred stock originally issued will become convertible. Each share of Series A1 and Series A2 preferred is initially convertible into one share of common stock. The conversion rates and prices for each of the Series A1 and Series A2 preferred will be adjusted in the event of any stock split or combination, dividend payment or distribution on the common stock, reclassification or other change to the common stock, or reorganization, merger or sale of assets. Each of the Series A1 and Series A2 preferred will automatically be converted into shares of common stock in the event that shares of either series are transferred by the original purchaser to a person other than Vulcan, MCI WorldCom or their respective affiliates. If the holders of the Series A2 preferred stock exercise their right to convert their shares into common stock, then upon conversion we must pay to those holders who convert all accrued but unpaid dividends on the shares being converted. Dividends may not be paid on Series A2 preferred stock until all dividends payable on Series A1 preferred stock are fully paid, or declared and funds set aside for payment. Therefore, a conversion by holders of Series A2 preferred stock into common stock will also require us to pay all accrued but unpaid dividends on the Series A1 preferred stock and to declare and set aside funds for the then-current dividend period.


      Registration Rights. Under Metricom's Amended and Restated Registration Rights Agreement, dated November 15, 1999, the holders of 60,000,000 shares of Metricom's currently outstanding series of redeemable convertible preferred stock are entitled to certain registration rights with respect to the shares of common stock issuable upon conversion of the preferred stock. Subject to certain exceptions, including the right of Metricom to defer a demand registration under specified conditions, holders that, in the aggregate, hold at least 500,000 shares of registrable securities have the right to require that Metricom use its best efforts to register under the Securities Act their registrable securities, the anticipated offering price of which, net of underwriting discounts and commissions, would exceed $10,000,000. Additionally, in the event that Metricom registers any of its common stock, either for its own account or for the account of any other stockholder, Metricom is required to notify holders of registrable securities and, subject to certain limitations, to include in that registration, the registrable securities of holders requesting registration. Registrable securities need not be included in registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act. Metricom is also required, subject to certain limitations, to give notice of and effect certain short-form registrations upon request of holders of registrable securities. Metricom is not required to effect more than two registrations on Form S-3 in any 12-month period unless the registration is requested by Vulcan Ventures Incorporated or MCI WorldCom, Inc. or certain of their affiliates; however, Metricom is not required to effect this registration if it has effected one or more registrations upon one of these holders' requests within the preceding 12-month period.


                              PLAN OF DISTRIBUTION

      We may sell the securities being offered by this prospectus through agents, underwriters or dealers.

      Agents designated by us from time to time may solicit offers to purchase the securities offered by this prospectus. Any agent involved in the offer or sale of those securities may be deemed to be an underwriter under the Securities Act and we will name that agent and describe any commissions payable by us to that agent in a prospectus supplement. Any agent appointed by us will be acting on a reasonable efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. We may be obligated under agreements with these agents to indemnify them against civil liabilities, including liabilities under the Securities Act. These agents may also engage in transactions with or perform services for us in the ordinary course of business.

      If we utilize any underwriters in any sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement with those underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the prospectus supplement. That prospectus supplement will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. We may be obligated under the underwriting agreements with these underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act. These underwriters may also engage in transactions with or perform services for us in the ordinary course of business.

      If we utilize a dealer in any sale of the securities in respect of which the prospectus is delivered, we will sell the securities to the dealer, as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. We may be obligated under agreements with these dealers to indemnify them against civil liabilities, including liabilities under the Securities Act. These dealers may also engage in transactions with or perform services for us in the ordinary course of business.

      If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery of those securities on a specified date in the future. These delayed delivery contracts will be subject to only those conditions set forth in the prospectus supplement, and we will set forth the commission payable for solicitation of these offers in the prospectus supplement.

                                 LEGAL MATTERS


      Cooley Godward LLP, San Francisco, California will provide us with an opinion as to the legality of the securities we are offering. Weil, Gotshal & Manges LLP, New York, New York, will serve as counsel to underwriters, dealers or agents purchasing any of the securities we are offering by this prospectus. Attorneys with Cooley Godward LLP own an aggregate of 1,675 shares of Metricom's common stock.


                                    EXPERTS


      The financial statements and schedules incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                       WHERE YOU CAN GET MORE INFORMATION

      Metricom files annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy the registration statement, as well as Metricom's reports, proxy statements and other information at the SEC's public reference rooms at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the SEC's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois, 60661 and at Seven World Trade Center, New York, New York 10048. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. Metricom's SEC filings are also available at the SEC's web site at "http://www.sec.gov." In addition, you can read and copy Metricom's SEC filings at the office of the National Association of Securities Dealers, Inc at 1735 K Street, N.W., Washington, D.C. 20006.

      The SEC allows us to "incorporate by reference" information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. This prospectus and the information that we file later with the SEC may update and supersede the information incorporated by reference. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering of all securities to which this prospectus relates:

      - Annual Report on Form 10-K of Metricom for the year ended December 31, 1998, as amended;

      - Quarterly Report on Form 10-Q of Metricom for the quarter ended March 31, 1999;

      - Quarterly Report on Form 10-Q of Metricom for the quarter ended June 30, 1999;

      - Quarterly Report on Form 10-Q of Metricom for the quarter ended September 30, 1999;


      - Current Report on Form 8-K of Metricom filed with the SEC on July 9, 1999, as subsequently amended; and


      - The description of common stock of Metricom contained in our registration statement on Form 8-A filed with the SEC on February 28, 1992.

      You may request of copy of these filings at no cost, by writing or telephoning us at the following address:

           Corporate Secretary
           Metricom, Inc.
           980 University Avenue
           Los Gatos, California 94030
           (408) 399-8200

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth the estimated costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the offering of the Securities being registered. All the amounts shown are estimates, except for the registration fee.


SEC Registration Fee........................................  $333,600
Accounting fees and expenses................................    50,000
Legal fees and expenses.....................................    75,000
Miscellaneous...............................................    41,400
                                                              --------
          Total.............................................  $500,000
                                                              ========



      Metricom will pay all fees and expenses associated with filing this registration statement.


ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

      Section 145 of the Delaware General Corporation Law, or the DGCL, authorizes a court to award or a corporation's board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Metricom's Restated Certificate of Incorporation and Restated Bylaws and Finance's certificate of incorporation and Bylaws provide for mandatory indemnification of our respective directors and permissive indemnification of officers, employees and other agents to the maximum extent permitted by the DGCL. Metricom has entered into indemnification agreements with its directors and certain officers. The indemnification agreements provide the registrants' directors with further indemnification to the maximum extent permitted by the DGCL. We also have obtained directors and officers insurance to insure our directors and officers against certain liabilities, including liabilities under the securities laws.

      The form of underwriting agreement filed as Exhibit 1.1 to the registration statement provides for indemnification by the underwriters of the registrants and their officers and directors for certain liabilities under the Securities Act or otherwise.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

       (a) Exhibits


      EXHIBIT
      NUMBER                      DESCRIPTION OF DOCUMENT
      -------                     -----------------------
        1.1     Form of Underwriting Agreement.
        4.1     Restated Certificate of Incorporation of Metricom, Inc.**
        4.2     Certificate of Incorporation, as amended, of Metricom
                Finance, Inc.
        4.3     Bylaws of Metricom Finance, Inc.
        4.4     Senior Debt Indenture among Metricom, Inc., Metricom
                Finance, Inc. and Bank One Trust Company, N.A., as trustee.
        4.5     Subordinated Debt Indenture among Metricom, Inc., Metricom
                Finance, Inc. and Bank One Trust Company, N.A., as trustee.
        5.1     Opinion of Cooley Godward LLP.
       23.1     Consent of Arthur Andersen LLP.
       23.2     Consent of Cooley Godward LLP (included in Exhibit 5.1).
       24.1     Power of Attorney for Metricom, Inc.**
       24.2     Power of Attorney for Metricom Finance, Inc.**
       25.1     Statement of Eligibility and Qualification on Form T-1 of
                Bank One Trust Company, N.A. to act as trustee under
                indenture.


---------------

** Previously filed.


ITEM 17. UNDERTAKINGS.

      The undersigned registrants undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrants pursuant to the provisions described in Item 15 or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      The undersigned registrants undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

      The undersigned registrants further undertake that:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

           provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Forms S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
           Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

                                (METRICOM, INC.)


      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Gatos, State of California, on December 30, 1999.


                                          Metricom, Inc.

                                          By:  /s/ TIMOTHY A. DREISBACH
                                          --------------------------------------
                                                   Timothy A. Dreisbach
                                          President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to registration statement has been signed below by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----

              /s/ TIMOTHY A. DREISBACH                     President and Chief       December 30, 1999
-----------------------------------------------------  Executive Officer (Principal
                Timothy A. Dreisbach                      Executive Officer) and
                                                                 Director

                  /s/ JAMES E. WALL                      Chief Financial Officer     December 30, 1999
-----------------------------------------------------    (Principal Financial and
                    James E. Wall                          Accounting Officer)

                /s/ ROBERT S. CLINE*                             Director            December 30, 1999
-----------------------------------------------------
                   Robert S. Cline

                /s/ RALPH DERRICKSON*                            Director            December 30, 1999
-----------------------------------------------------
                  Ralph Derrickson

               /s/ ROBERT P. DILWORTH*                           Director            December 30, 1999
-----------------------------------------------------
                 Robert P. Dilworth

               /s/ JUSTIN L. JASCHKE*                            Director            December 30, 1999
-----------------------------------------------------
                  Justin L. Jaschke

                  /s/ DAVID MOORE*                               Director            December 30, 1999
-----------------------------------------------------
                     David Moore

                /s/ WILLIAM D. SAVOY*                            Director            December 30, 1999
-----------------------------------------------------
                  William D. Savoy

            *By: /s/ TIMOTHY A DREISBACH
 ---------------------------------------------------
                Timothy A. Dreisbach
                  Attorney-in-Fact

                                   SIGNATURES

                            (METRICOM FINANCE, INC.)


      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Gatos, State of California, on December 30, 1999.


                                          Metricom Finance, Inc.

                                          By:   /s/ TIMOTHY A. DREISBACH
                                            ------------------------------------
                                                    Timothy A. Dreisbach
                                               President and Chief Executive
                                                           Officer

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy A. Dreisbach, Dale W. Marquart and James E. Wall, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and registration statements filed pursuant to Rule 462) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.


      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to registration statement has been signed below by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----

              /s/ TIMOTHY A. DREISBACH                     President and Chief       December 30, 1999
-----------------------------------------------------  Executive Officer (Principal
                Timothy A. Dreisbach                      Executive Officer) and
                                                                 Director

                  /s/ JAMES E. WALL                      Chief Financial Officer     December 30, 1999
-----------------------------------------------------    (Principal Financial and
                    James E. Wall                        Accounting Officer) and
                                                                 Director

                /s/ DALE W. MARQUART                             Director            December 30, 1999
-----------------------------------------------------
                  Dale W. Marquart

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                      DESCRIPTION OF DOCUMENT
-------                     -----------------------
 1.1      Form of Underwriting Agreement.
  4.1     Restated Certificate of Incorporation of Metricom, Inc.**
 4.2      Certificate of Incorporation, as amended, of Metricom
          Finance, Inc.
 4.3      Bylaws of Metricom Finance, Inc.
 4.4      Senior Debt Indenture among Metricom, Inc., Metricom
          Finance, Inc. and Bank One Trust Company, N.A., as Trustee.
 4.5      Subordinated Debt Indenture among Metricom, Inc., Metricom
          Finance, Inc. and Bank One Trust Company, N.A., as Trustee.
 5.1      Opinion of Cooley Godward LLP.
23.1      Consent of Arthur Andersen LLP.
23.2      Consent of Cooley Godward LLP (included in Exhibit 5.1).
24.1      Power of Attorney for Metricom, Inc.**
24.2      Power of Attorney for Metricom Finance, Inc.**
25.1      Statement of Eligibility and Qualification on Form T-1 of
          Bank One Trust Company, N.A. to act as trustee under
          indenture.


-------------------------

** Previously filed.